Contacts

Media                                           Investors
Lori Murray                                     Peter Dworkin
1.650.638.6130                                  650.638.2479
Murrayla@appliedbiosystems.com                  dworkipj@appliedbiosystems.com

For Immediate Release


                 APPLIED BIOSYSTEMS UPDATES ITS BUSINESS OUTLOOK

March 21, 2001 Foster City, CA - Applied Biosystems Group (NYSE: ABI), an Applera Corporation business, today updated its short-term business outlook in light of the recent uncertainty in the economy, the related questions and volatility dominating the equity markets, and the continuing strength of the U.S. dollar.

"Over the long term, we believe as before that our business is positioned to grow at a compounded rate of 20 percent," noted Michael Hunkapiller, Ph.D., president of Applied Biosystems. "Over the last two years, we have grown well above that rate, with some individual quarters being as high as approximately 30 percent, on the strength of some exceptional investments in large genomics projects. With the uncertainty created by current economic conditions, we see some modest softening in the current quarter, and the order pattern as we see it today suggests that in the subsequent few quarters our short-term growth rate may be one-half to two-thirds of our long-term target. Our views toward our long-term prospects and the fundamental strength of our business remain stable, with this change in our short-term outlook being primarily influenced by current general economic uncertainty.

"Let me address what is behind our thinking. Our business is perceived as being less sensitive to the business cycle than traditional capital equipment providers, and we share this view," Dr. Hunkapiller continued. "About half of our revenues are from the sale of reagents, other consumables, software, service contracts, and royalties rather than from capital equipment. We also derive more than 50 percent of our revenues from basic research customers who are funded by governments and medical philanthropies. These customers' capital spending decisions are generally driven by annual grant funding rather than by short-term macroeconomic trends.


                                     -more-
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APPLIED BIOSYSTEMS UPDATES ITS BUSINESS OUTLOOK
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"In contrast, spending by pharmaceutical, biotech, and other commercial customers may be significantly affected by current economic conditions," said Dr. Hunkapiller. "Although most of our commercial customers have substantial financial resources, we have seen some shipments of instrument systems delayed due to economic and market uncertainty, and it is possible that these factors may influence the near-term buying patterns of other commercial accounts. Over the last two months, we have also witnessed a renewed strengthening of the U.S. dollar against currencies in regions where we have significant revenues. Our sales outside the U.S. are denominated in local currencies, while our cost of goods sold is heavily weighted toward the dollar. When foreign sales are translated into dollars in a negative foreign currency environment, this has the effect of reducing reported revenue and earnings growth. Given these factors, at this point we believe that it is prudent to be cautious about our expectations until we have more visibility about the short-term intentions of our customers."

Applied Biosystems reiterated confidence in the long-term outlook for its life science products, noting

     o Favorable trends in government funding for biomedical research in each of the major geographic regions where the Group conducts business, the United States, Europe, and Japan.

     o Wide acceptance by pharmaceutical and biotechnology companies of Applied Biosystems' drug discovery and development tools. The Group remains a strong market leader and continues to experience strong customer interest in key technology areas underlying these tools, such as genetic analysis, real-time PCR, and mass spectrometry.

     o The Group's expanding product portfolio, including new instrument-based systems being introduced in 2001 for emerging market segments such as genotyping and proteomics, which are expected to experience rapid growth in the next several years. Applied Biosystems has received indications of strong demand for several new products slated for commercial shipment later this year, such as the MALDI TOF-TOF tandem mass spectrometry system.

     o The separate announcement today of a new API 4000 mass spectrometer from the Applied Biosystems/MDS Sciex joint venture. With unmatched sensitivity, the API 4000 is expected to quickly become the leading next-generation platform for the large pharmaceutical drug metabolism market, a segment where the joint venture has been the recognized market leader.

     o Legislative support for expanding the scope of DNA forensic analysis, another field where Applied Biosystems is the leading supplier.
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APPLIED BIOSYSTEMS UPDATES ITS BUSINESS OUTLOOK
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     o The recently announced Initiative of the Applera Corporation in the field of molecular diagnostics, a fast-developing application of Applied Biosystems technologies.

"With the molecular medicine revolution in its infancy, we remain optimistic that customers' needs for our gene and protein-based systems will allow us to grow in the medium and long term in line with our compounded annual growth target of 20 percent," Hunkapiller added. "In the short term, however, we want to remain cautious. We believe that over the next few months we will be in a better position to quantify the impact that economic uncertainty, the decline in the value of currencies in relation to the U.S. dollar, and sharp declines in stock prices may have on the growth of our business. "

A conference call with Applera Corporation and Applied Biosystems executives will be held Thursday, March 22 at 10:00 a.m. EST to discuss the updated Applied Biosystems business outlook. To participate, please phone 212-896-6132 (code "Applied Biosystems") between 9:45 a.m. and 10:00 a.m. ET. The call also will be webcast live on the Internet, accessible at either the Investor Information section of www.applera.com, at the In the News section of www.appliedbiosystems.com, or the Press Releases section of www.celera.com.

All of these comments reflect Applied Biosystems' current outlook. Barring other significant changed circumstances, Applied Biosystems intends to return to its normal practice of revisiting this outlook only once a quarter when announcing quarterly financial results.

Applera Corporation, formerly PE Corporation, comprises two operating groups. The Applied Biosystems Group develops and markets instrument-based systems, reagents, software and contract services to the life science industry and research community. Customers use these tools to analyze nucleic acids (DNA and RNA) and proteins in order to make scientific discoveries, develop new pharmaceuticals, and conduct standardized testing. Applied Biosystems is headquartered in Foster City, CA and reported sales of $1.4 billion for fiscal 2000. The Celera Genomics Group (NYSE: CRA), headquartered in Rockville, MD, intends to be the definitive source of genomic and related medical information. Information about the Company, including reports and other information filed by the Company with the Securities and Exchange Commission, is available on the worldwide web at www.applera.com or by phoning 800.762.6923.

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APPLIED BIOSYSTEMS UPDATES ITS BUSINESS OUTLOOK
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Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "intend," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are based on Applera Corporation's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Applied Biosystems businesses include but are not limited to (1) rapidly changing technology and dependence on new products; (2) sales dependent on customers' capital spending policies and government-sponsored research; (3) claims for patent infringement;
(4) significant overseas operations, with attendant exposure to fluctuations in the value of foreign currencies; (5) future growth strategy; (6) earthquakes;
(7) interruptions in electrical power supplies and (8) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange Commission.

Copyright (C) 2001. Applera Corporation. All Rights Reserved. Applied Biosystems, Celera, and Celera Genomics are registered trademarks of Applera Corporation or its subsidiaries in the U.S. and certain other countries.

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